Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

SUPPORT.COM, INC.

(a Delaware corporation)

Adopted effective February 5, 2016

(continued)

- ii-

(continued)

- iii-

(continued)

		Page

Section 17.	Reliance	33

Section 18.	Notices	33

Section 19.	Certain Definitions	33

Section 20.	Intent of Article	35

ARTICLE XIII	CORPORATE SEAL	35

ARTICLE XIV	AMENDMENTS	35

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AMENDED AND RESTATED BYLAWS

OF

SUPPORT.COM, INC.

(a Delaware corporation)

As adopted on and with effect from February 5, 2016

ARTICLE I

Offices

Section 1.                 Registered Office. The Board of Directors shall fix from time to time the location of the registered office and registered agent of the Corporation within the State of Delaware.

Section 2.                 Other Offices. The Corporation may also have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 1.                 Annual Meetings.  Annual meetings of stockholders shall be held at such place (within or without the State of Delaware), date (which date shall not be a legal holiday in the place where the meeting is to be held) and time as shall be designated from time to time by resolution of the Board of Directors adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption) and stated in the notice of meeting. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (the “DGCL”). At the annual meeting, the stockholders shall elect the number of Directors equal to the number of Directors whose term expires at such meeting (or, if fewer, the number of Directors properly nominated and qualified for election) to hold office until the next annual meeting of stockholders after their election.

Except as otherwise provided by law, at an annual meeting of the stockholders, no  business shall be conducted and no corporate action shall be proposed or taken except as shall have been properly brought before the annual meeting in accordance with the Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) or these Bylaws. The only means by which business may be properly brought before an annual meeting are if such business is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) if not specified in the notice of meeting (or other supplement thereto), brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee of the Board of Directors) or the Chairman of the Board (if any), or (iii) brought before the annual meeting by a stockholder Present in Person (as defined below) who (A) was the beneficial owner of shares of the Corporation’s stock entitled to vote at the meeting as of the time of giving the Proposal Notice (as defined below), on the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting, and as of the time of the annual meeting, and (B) has complied with Article II, Section 2 of these Bylaws in all respects. For purposes of these Bylaws, “Present in Person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear at such annual meeting.  For purposes of these Bylaws, “qualified representative” means (i) if the stockholder is a corporation, any duly authorized officer of such corporation, (ii) if the stockholder is a limited liability company, any duly authorized member, manager or officer of such limited liability company, (iii) if the stockholder is a partnership, any general partner or person who functions as general partner for such partnership, (iv) if the stockholder is a trust, the trustee of such trust, or (v) if the stockholder is an entity other than the foregoing, the persons acting in such similar capacities as the foregoing with respect to such entity.

Section 2.                 Matters to be Considered at Meetings.

(a)                  Except with respect to nominations for election to the Board of Directors, which must be made in compliance with the provisions of Article III, Section 3 of these Bylaws, and except for a stockholder proposal properly made in accordance with Rule 14a-8 (and interpretations thereunder) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors (or any authorized committee thereof) and the Corporation’s proxy statement, and in addition to any other applicable requirements, for a proposal to be properly brought before any annual meeting of stockholders by a stockholder, in addition to the requirements of Article II, Section 1 of these Bylaws, the stockholder must give timely notice thereof in writing to the Secretary of the Corporation (“the “Proposal Notice”), which Proposal Notice shall be in proper form, and the making of such proposal must be permitted by law, the Certificate of Incorporation and these Bylaws, and comply with the notice and other procedures set forth in this Section 2 in all applicable respects.  To be timely, the Proposal Notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the ninetieth (90th) calendar day and not later than the close of business on the sixtieth (60th) calendar day prior to the one-year anniversary date of the immediately preceding year’s annual meeting of stockholders (the “Anniversary Date”); provided, however, that in the event that the date of the annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after the Anniversary Date, or if the Corporation did not hold an annual meeting in the preceding fiscal year, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the later of (i) the close of business on the sixtieth (60th) calendar day prior to such annual meeting or (ii) the close of business on the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting was first made (or if that day is not a business day for the Corporation, on the next succeeding business day) (a written notice satisfying the time period requirements of this Section 2(a) for an annual meeting is referred to as a “Timely Notice”).  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. For purposes of these Bylaws, “public disclosure” or its corollary “publicly disclosed” shall mean (i) disclosure by the Corporation in a document filed or furnished by it with the Securities and Exchange Commission, (ii) in a press release issued through a national news or wire service, or (iii) another method reasonably intended by the Corporation to achieve broad-based dissemination of the information contained therein.

(b)                  Required Form of Proposal Notice for Stockholder Proposals.  To be in proper form, a stockholder’s notice to the Secretary of the Corporation (the “Proposal Notice”) shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting

 (1)          Information Regarding the Proposing Person. As to each Proposing Person (as such term is defined in Section 2(e)(i)):

(i)                 the name and address of such Proposing Person, as they appear on the Corporation’s stock transfer books;

(ii)                the class, series and number of shares of the Corporation directly or indirectly beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) and/or held of record by such Proposing Person (including any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership, whether such right is exercisable immediately or only after the passage of time);

(iii)               a description in reasonable detail of any pending, or to any Proposing Person’s knowledge, threatened legal proceeding in which any Proposing Person is a party or participant involving the Corporation or any officer, director “affiliate” (for purposes of these Bylaws, as such term is used by Rule 12b-2 under the Exchange Act) or “associate” (for purposes of these Bylaws, as such term is used by Rule 12b-2 under the Exchange Act) of the Corporation;

(iv)              a description in reasonable detail of any relationship (including any direct or indirect interest in any agreement, arrangement or understanding, written or oral) between any Proposing Person or any of its affiliates or associates, on the one hand, and the Corporation or any director, officer, affiliate or associate of the Corporation, on the other hand;

(v)                the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (together, a “Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation and a reasonably detailed description of any agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) that has been made by or on behalf of such Proposing Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, any Proposing Person or any of its affiliates or associates or to increase or decrease the voting power or pecuniary or economic interest of such Proposing Person or any of its affiliates or associates with respect to stock of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer;

(vi)              a description in reasonable detail of any proxy, contract, arrangement, understanding or relationship pursuant to which the Proposing Person has a right to vote any shares of the Corporation or which has the effect of increasing or decreasing the voting power of such Proposing Person;

(vii)             a description in reasonable detail of any rights to dividends on the shares of any class or series of shares of the Corporation directly or indirectly  held of record or beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation;

(viii)           a description in reasonable detail of any performance-related fees (other than an asset-based fee) to which the Proposing Person may be entitled as a result of any increase or decrease in the value of the shares of the Corporation or any of its derivative securities;

(ix)               a description in reasonable detail of any direct or indirect interest of such Proposing Person in any contract or agreement with the Corporation, or any affiliate or associate of the Corporation;

(x)           a description in reasonable detail of all agreements, arrangements and understandings (written or oral) (1) between or among any of the Proposing Persons or (2) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of business by a stockholder, including without limitation any agreements that would be required to be disclosed by any Proposing Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to the Proposing Person or other person or entity);

(xi)               all other information relating to such Proposing Person that would be required to be disclosed by it in a proxy statement or other filing required to be made by such Proposing Person in connection with the solicitation of proxies by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) and Regulation 14A under the Exchange Act;

(xii)              a representation as to whether any Proposing Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock entitled to vote and required to approve the proposed business described in the Proposal Notice and, if so, identifying such Proposing Person; and

(xiii)            a representation that the stockholder or its qualified representative intends to appear in person at the meeting to propose the actions specified in the Proposal Notice and to vote all proxies solicited;

 (2)          Information Regarding the Proposal: As to each item of business that the stockholder giving the notice proposes to bring before the annual meeting:

(i)                  a description in reasonable detail of the business desired to be brought before the meeting and the reasons why such stockholder or any other Proposing Person believes that the taking of the action or actions proposed to be taken would be in the best interests of the Corporation and its stockholders;

(ii)                the text of the proposal or business (including the text of any resolutions proposed for consideration);

(iii)               a description in reasonable detail of any interest of any Proposing Person in such business, including any anticipated benefit to the stockholder or any other Proposing Person therefrom; and

(iv)               all other information relating to such proposed business that would be required to be disclosed in a proxy statement or other filing required to be made by such Proposing Person in connection with its solicitation of proxies in support of such proposed business pursuant to Section 14(a) and Regulation 14A under the Exchange Act.

(c)                  Updating of Proposal Notice.

                                             (i)           A stockholder providing notice of any business proposed to be conducted at an annual meeting shall further update and supplement such notice, if necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Article II, Section 2 shall be true and correct in all respects, and such update and supplement shall be received by the Secretary of the Corporation not later than the earlier of (A) five (5) business days following the occurrence of any event, the development or occurrence of which would cause the information provided to be not true and correct in all respects, and (B) ten (10) business days prior to the meeting at which such proposals contained therein are to be considered.

                                             (ii)         If the information submitted pursuant to this Article II, Section 2 by any stockholder proposing business for consideration at an annual meeting shall not be true and correct in all respects, such information may be deemed not to have been provided in accordance with this Article II, Section 2.

                                             (iii)        Upon written request by the Secretary of the Corporation, the Board or any duly authorized committee thereof, any stockholder proposing business for consideration at an annual meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Board, any duly authorized committee thereof or any duly authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Article II, Section 2. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Article II, Section 2.

(d)                  Exclusive Means.  Except as provided by Rule 14a-8 under the Exchange Act, and notwithstanding anything in these Bylaws to the contrary (other than the provisions of Article II, Section 2(g) below relating to any proposal properly made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement and other than nominations for election to the Board of Directors which must comply with the provisions of Article III, Section 3 hereof) this Article II, Section 2 shall be the exclusive means of any stockholder or beneficial owner of the Corporation’s capital stock to propose business before an annual meeting of stockholders and no business shall be conducted at any annual meeting that is not properly brought before the meeting in accordance with this Article II, Section 2.  If the chairman of such meeting shall determine, based on the facts and circumstances and in consultation with counsel (who may be the Corporation’s internal counsel), that such business was not properly brought before the meeting in accordance with this Article II, Section 2, then the chairman of the meeting shall so declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II, Section 2, and not permit such business to be transacted at such meeting.  In addition, business proposed to be brought by a stockholder may not be brought before an annual meeting if such stockholder takes action contrary to the representations made in the stockholder notice applicable to such business or if the stockholder notice applicable to such business contains an untrue statement of fact or omits to state a fact necessary to make the statements therein not misleading.

(e)                  Definitions of Proposing Person and Acting in Concert.

                                             (i)           For purposes of these Bylaws, “Proposing Person” means (i) the stockholder providing the Proposal Notice or Nominating Notice (as defined below), as applicable, (ii) the beneficial owner of the Corporation’s capital stock, if different, on whose behalf the Proposal Notice or Nominating Notice, as applicable, is given, (iii) any affiliate or associate of such beneficial owner (as such terms are defined in Rule 12b-2 (or any successor thereof) under the Exchange Act, (iv) each other person who is the member of a “group” (for purposes of these Bylaws, as such term is used in Rule 13d-5 under the Exchange Act) with any such stockholder or beneficial owner or is otherwise Acting in Concert (as defined below) with any such stockholder or beneficial owner with respect to the proposal or nominations, as applicable, and (v) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder or beneficial owner in such solicitation of proxies in respect of any such proposal or nominations, as applicable.

                                             (ii)          For purposes of these Bylaws, a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(f)                   Notice. Notwithstanding any notice of the annual meeting sent to stockholders on behalf of the Corporation, a stockholder must comply with this Section 2 to conduct business at any stockholder meeting. If the stockholder’s proposed business is the same or relates to business brought by the Corporation and included in its annual meeting notice, the stockholder is nevertheless required to comply and give its own separate and Timely Notice to the Secretary which complies in all respects with the requirements of this Section 2.

(g)                  Rule 14a-8.  Nothing in this Section 2 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to, and in compliance with, Rule 14a-8 of the Exchange Act.

(h)                  Exchange Act and DGCL.  In addition to the provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the DGCL with respect to any stockholder proposal and the business that may be sought to be brought thereunder before an annual meeting.

Section 3.                 Special Meetings. Pursuant to Article VII(B) of the Certificate of Incorporation, special meetings of the stockholders may be called at any time and for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, only at the request of the Chief Executive Officer of the Corporation or by a resolution adopted by the affirmative vote of a majority of the Board of Directors. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice.

Section 4.                 Notice of Meeting. Notice, signed by the Chief Executive Officer, the President, any Vice President, the Secretary or an Assistant Secretary, of every annual or special meeting of stockholders, the date and time when, and the place where it is to be held, and in the case of a special meeting of stockholders, stating the purpose or purposes for which the special meeting is called, shall be prepared in writing and personally delivered or mailed, postage prepaid by first class mail, to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of such meeting, except as otherwise provided by statute. If mailed, such notice shall be directed to a stockholder at his or her address as it shall appear on the stock record book of the Corporation, unless the stockholder shall have filed with the Secretary a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice shall be deemed given when personally delivered or deposited to the United States mail, as the case may be; provided, however, that such notice may also be given by telegram, cablegram, radiogram or other means of electronically transmitted written copy and in such case shall be deemed given when ordered or, if a delayed delivery is ordered, as of such delayed delivery time, or when transmitted, as the case may be. Notice given by electronic transmission shall only be valid if it complies with Section 232 of the DGCL. In accordance with Section 222 of the DGCL, an affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 5.                 List of Stockholders. A complete list of the stockholders entitled to vote at each meeting of stockholders, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder, shall be open to the examination of any stockholder, for any purpose germane to such meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of such meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting and during the whole time thereof, and may be inspected by any stockholder who is present at the meeting. If the meeting is to be held solely by means of remote communications, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 6.                 Quorum. The presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except where otherwise provided by statute.

Section 7.                 Adjournments. In the absence of a quorum, stockholders representing a majority of the shares then issued and outstanding and entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as secretary of such meeting, may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8.                 Voting. When a quorum is present at any meeting, the holders of a majority of the shares of the Corporation, present in person or by proxy, shall decide any question brought before the meeting, unless the question is one upon which by express provision of a statute or of the Certificate of Incorporation a different vote is required in which case such express provision shall govern and control the decision of such question. All voting, including on the election of directors but excepting where otherwise required by applicable law or the Certificate of Incorporation, may take place via a voice vote. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at a meeting of stockholders shall be cast by written ballot.

Section 9.                 Proxies. Any stockholders entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing, cabling or other means of electronically transmitted written copy which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was duly authorized by the person) by the stockholder himself or herself or by his or her duly authorized attorney-in-fact. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

Section 10.              Inspectors of Election. The Board of Directors may appoint inspectors of election to serve at any election of directors and at balloting on any other matter that may properly come before a meeting of stockholders or any adjournment thereof. If no such appointment shall be made, or if any of the inspectors so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer of the meeting at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.  If any of the inspectors are so appointed, the inspectors shall (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each, (b) ascertain the number of shares represented at the meeting, (c) ascertain the existence of a quorum, (d) ascertain the validity and effect of proxies, (e) count and tabulate all votes, ballots or consents, (f) determine and retain for a reasonable period a record of the disposition of all challenges made to any determination made by the inspectors, (g) certify the determination of the number of shares represented at the meeting and their count of all votes and ballots, and (h) do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the presiding officer at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.  In determining the validity and counting of all proxies and ballots, the inspectors shall act in accordance with applicable law.

Section 11.              Written Consent. Pursuant to Article VII(A) of the Certificate of Incorporation, no action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

Section 12.              Waiver of Notice. Notice of any meeting need not be given to any stockholder who shall attend such meeting in person or shall waive notice thereof, before or after such meeting, in writing or by telegram, radiogram, cablegram or other means of electronically transmitted written copy.

Section 13.              Postponement and Cancellation of Meetings. Any previously scheduled annual or special meeting of the stockholders may be postponed, and any previously scheduled annual or special meeting of the stockholders called by the Board may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of stockholders.

Section 14.              Organization and Conduct of Meetings.

(a)                  The Chief Executive Officer or, in the absence of the Chief Executive Officer, the Chairman of the Board (if any) shall call all meetings of the stockholders to order, and shall act as chairman of such meetings.  In the absence of the Chief Executive Officer and the Chairman of the Board (if any), the members of the Board of Directors who are present (whether or not constituting a quorum) shall elect a chairman of the meeting.

(b)                  The Secretary shall act as secretary of all meetings of the stockholders; and in the absence of the Secretary, an Assistant Secretary, if any, shall act as secretary of such meeting of the stockholders; and in the absence of the Secretary or any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.  It shall be the duty of the Secretary to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

(c)                  To the maximum extent permitted by applicable law, the Board of Directors shall be entitled to adopt, or in the absence of the Board doing so, the chair of the meeting shall be entitled to prescribe, such rules, regulations or procedures for the conduct of meetings of stockholders as it, he or she shall deem appropriate.  Such rules, regulations and procedures that the Board or the chairman of any meeting of stockholders may adopt include, without limitation: (1) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda, (2) restricting admission to the time set for the commencement of the meeting, (3) limiting attendance at the meeting to stockholders of record of the Corporation entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine, (4) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a stockholder or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder, (5) limiting the time allotted to questions or comments by participants, (6) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting, (7) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting, (8) complying with any state and local laws and regulations concerning safety and security and (9) taking such other action as, in the discretion of the chairman of the meeting, is deemed necessary, appropriate or convenient for the proper conduct of the meeting.  Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE III

Board of Directors

Section 1.                 Number. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of either (i) the Board of Directors adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption) or (ii) the stockholders at the annual meeting or any special meeting called by or at the direction of the Board for that purpose.

Section 2.                 Election and Term of Office. Directors shall be elected at the annual meeting of the stockholders except as provided in Section 4 of this Article. Each Director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until a successor shall have been duly elected and qualified or until his or her death, resignation or removal in the manner hereinafter provided, whichever shall first occur.

Section 3.                 Director Nominations.

(a)                  Method of Nomination. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations of candidates for election to the Board of Directors of the Corporation at any annual meeting of stockholders or at any special meeting of stockholders, but in the case of any special meeting of stockholders, only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting in accordance with these Bylaws, may be made (i) by, or at the direction of the Board or on behalf of the Board by the Nominating Committee appointed by the Board (or any other duly authorized committee of the Board), or (ii) by any stockholder of the Corporation Present in Person who is a beneficial owner (as of the time notice of such nomination is given by the stockholder as set forth below, as of the record date for the meeting in question and at the time of the meeting) of any shares of the Corporation’s capital stock outstanding and entitled to vote for the election of directors at such meeting who complies with the requirements of this Section 3.  Only persons nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as directors at any meeting of stockholders.

(b)                 Stockholder Nominations. For a person to be properly nominated as a candidate for director before any stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary (the “Nominating Notice”), which Nominating Notice shall be in proper form.  To be timely, the Nominating Notice shall be made in writing and delivered to, or mailed and received by, the Secretary of the Corporation at the principal office of the Corporation (i) not earlier than the close of business on the ninetieth (90th) calendar day and not later than the close of business on the sixtieth (60th) calendar day prior to the Anniversary Date, or (ii) in the case of a special meeting of stockholders called in accordance with these Bylaws for the purpose of electing directors, or in the event that the annual meeting of stockholders is called for a date that is more than thirty (30) calendar days before or more than sixty (60) calendar days after the Anniversary Date, or if the Corporation did not hold an annual meeting in the preceding fiscal year, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the later of (i) the close of business on the sixtieth (60th) calendar day prior to such meeting or (ii) the close of business on the tenth (10th) calendar day following the day on which public disclosure of the date of such meeting was first made.

(c)                  Required Form of Nominating Notice.  To be in proper form, the Nominating Notice to the Secretary of the Corporation shall set forth in writing:

(i)             Information Regarding the Proposing Person.  As to each Proposing Person, the information set forth in Article II, Section 2(b)(1) of these Bylaws (except that for purposes of this Section 3(c), any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” contemplated by this Section 3(c)).

(ii)           Information Regarding the Nominee: As to each person whom the stockholder giving notice proposes to nominate for election as a director:

(A)              all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to Section 3(c)(i) if such proposed nominee were a Proposing Person;

(B)               a description in reasonable detail of any and all litigation, whether or not judicially resolved, settled or dismissed, relating to the proposed nominee’s past or current service on the board of directors (or similar governing body) of any corporation, limited liability company, partnership, trust or any other entity where a legal complaint filed in any state or federal court located within the United States alleges that the proposed nominee committed any act constituting (1) a breach of fiduciary duties, (2) misconduct, (3) fraud, (4) breaches of confidentiality obligations, and/or (5) a breach of the entity’s code of conduct applicable to directors;

(C)               all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filing required to be made by any Proposing Person pursuant to Section 14(a) under the Exchange Act to be made in connection with a solicitation of proxies for an election of directors in a contested election (including such proposed nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director of the Corporation if elected);

(D)               a description in reasonable detail of any and all agreements, arrangements and/or understandings, written or oral, between such proposed nominee and any person or entity (other than the Corporation) with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such proposed nominee’s service or action as a member of the Board; and

(E)                all information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation S-K if the stockholder giving the notice or any other Proposing Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.

(d)                 Updating of Nominating Notice.

(i)            A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Section 3 shall be true and correct in all respects, and such update and supplement shall be received by the Secretary of the Corporation not later than the earlier of (A) five (5) business days following the occurrence of any event, development or occurrence which would cause the information provided to be not true and correct in all respects, and (B) ten (10) business days prior to the meeting at which such proposals contained therein are to be considered.

(ii)           If the information submitted pursuant to this Section 3 by any stockholder of a proposed nomination to be made at a meeting shall not be true and correct in all respects, such information may be deemed not to have been provided in accordance with this Section 3.

(iii)          Upon written request by the Secretary of the Corporation, the Board or any duly authorized committee thereof, any stockholder proposing business for consideration at an annual meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Board, any duly authorized committee thereof or any duly authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 3. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 3.

(e)                  Exclusive Means.  Article III, Section 3 of these Bylaws shall be the exclusive means of any stockholder or beneficial owner of the Corporation’s capital stock to propose a Nominee for the Board of Directors before a meeting of stockholders.  No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Proposing Person seeking to place such candidate’s name in nomination have complied with this Section 3. If the Chairman of such meeting shall determine, based on the facts and circumstances and in consultation with counsel (who may be the Corporation’s internal counsel), that such Nominee was not properly nominated in accordance with this Section 3, then the Chairman of the meeting shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.  In addition, nominations made by a stockholder may not be brought before a stockholder meeting if such stockholder takes action contrary to the representations made in the stockholder notice applicable to such nomination or if the stockholder notice applicable to such nomination contains an untrue statement of a fact or omits to state a fact necessary to make the statements therein not misleading.

(f)                   Notice. Notwithstanding any notice of the annual meeting sent to stockholders on behalf of the Corporation, a stockholder must comply with this Section 3 to propose director nominations at any annual meeting.

(g)                  Exchange Act and DGCL.  In addition to the provisions of this Section 3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the DGCL with respect to any nominations of directors and the election thereof.

(h)                  Increase in Size of Board. Notwithstanding any provision of this Section 3 to the contrary, in the event that the number of directors to be elected to the Board of Directors at the next annual meeting of stockholders is increased by virtue of an increase in the size of the Board of Directors and either all of the nominees for director at the next annual meeting of stockholders or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation at least one hundred (100) calendar days prior to the Anniversary Date, a stockholder notice required by this Article III, Section 3 shall also be considered timely hereunder, but only with respect to nominees to stand for election at the next annual meeting for any new positions created by such increase, if it is delivered to the Secretary at the principal place of business of the Corporation not later than the close of business on the tenth (10th) calendar day following the first day on which all such nominees or the size of the increased Board shall have been publicly announced or disclosed by the Corporation.

Section 4.                 Vacancies and Additional Directorships. If any vacancy shall occur among the directors by reason of death, resignation, or removal, or as the result of an increase in the number of directorships, the directors then in office shall continue to act and may fill any such vacancy by a vote of the majority of directors then in office, though less than a quorum, and each director so chosen shall hold office until the next annual election at which the term to which he or she has been elected expires and until his or her successor shall be duly elected and shall qualify, or until his or her earlier death, resignation or removal.

Section 5.                 Powers. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things as are not by law or by the Certificate of Incorporation or these Bylaws reserved to the stockholders.

Section 6.                 Resignation; Removal of Directors.

(a)                Any director may resign at any time by giving written notice of such resignation to the Board of Directors or the Chief Executive Officer. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or the Chief Executive Officer; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b)                  Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless otherwise specified by applicable law.

Section 7.                 Compensation of Directors. Directors shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 8.                 Chairman of the Board. The Chairman of the Board of Directors, if there be one, shall perform such duties as from time to time may be assigned to him or her by the Board of Directors.

ARTICLE IV

Meetings of the Board of Directors

Section 1.                 Place. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 2.                 Regular Meetings. The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each Director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her residence or usual place of business, unless he or she shall have filed with the Secretary a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request.

Section 3.                 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer and shall be called by the Chairman of the Board, Chief Executive Officer or Secretary at the written request of any three (3) directors. Except as otherwise required by statute, notice of each special meeting shall be given to each director, if by mail, when addressed to him or her at his or her residence or usual place of business, unless he or she shall have filed with the Secretary a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request, on at least two (2) days’ notice prior to the time of the meeting, or shall be sent to him or her at such place by telegram, radiogram or cablegram, or other electronic means, or delivered to him or her personally, not later than four (4) hours before the time the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purposes thereof, unless otherwise required by statute, the Certificate of Incorporation or these Bylaws.

Section 4.                 Quorum. At any meeting of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business, and the act of the majority of those present at any meeting at which a quorum is present shall be sufficient for the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation.

Section 5.                 Adjourned Meetings. If a quorum shall not be present at a meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, until a quorum shall be present. Four (4) hours’ notice of any such adjournment shall be given personally to each director who was not present at the meeting at which such adjournment was taken and, unless announced at the meeting, to the other directors; provided, that two (2) days’ notice shall be given if notice is given by mail.

Section 6.                 Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any duly authorized committee thereof, as the case may be, may be taken without a meeting if all the members of the Board consent thereto in writing, or by electronic transmission, and the writing or writings or electronic transmissions  are filed with the minutes of the proceedings of the Board of Directors or duly authorized committee thereof, as the case may be.

Section 7.                 Communications Equipment. Any one or more members of the Board of Directors may participate in any meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

Section 8.                 Waiver of Notice. Notice of any meeting need not be given to any director who shall attend such meeting in person or shall waive notice thereof, before or after such meeting, in writing or by telegram, radiogram or cablegram or other means of electronically transmitted written copy.

ARTICLE V

Committees of the Board

Section 1.                 Designation, Power, Alternate Members and Term of Office. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one (1) or more committees. Each such committee shall consist of one (1) or more of the directors of the Corporation. Any such committee, to the extent provided in such resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. The Board of Directors may designate one (1) or more directors as alternate members of any committee who, in the order specified by the Board of Directors, may replace any absent or disqualified member at any meeting of the committee. The term of office of the members of each committee shall be as fixed from time to time by the Board, subject to the term of office of the directors and these Bylaws; provided, however, that any committee member who ceases to be a member of the Board of Directors shall automatically cease to be a committee member. Each committee shall appoint a secretary, who may be the Secretary or an Assistant Secretary of the Corporation.

Section 2.                 Meetings, Notices and Records. Each committee may provide for the holding of regular meetings, with or without notice, and a majority of the members of any such committee may fix the time, place and procedure for any such meeting. Special meetings of each committee shall be held upon call by or at the direction of its chairman or, if there be no chairman, by or at the direction of any one (1) of its members, at the time and place specified in the respective notices or waivers of notice thereof. Notice of each special meeting of a committee shall be mailed to each member of such committee, addressed to him or her at his or her residence or usual place of business, unless he or she shall have filed with the Secretary a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request, at least two (2) days before the day on which the meeting is to be held, or shall be sent by telegram, radiogram or cablegram, or other means of electronically transmitted written copy, addressed to him or her at such place, or telephoned or delivered to him or her personally, not later than four (4) hours before the time the meeting is to be held. Notice of any meeting of a committee need not be given to any member thereof who shall attend the meeting in person or who shall waive notice thereof by telegram, radiogram, cablegram or other means of electronically transmitted written copy. Notice of any adjourned meeting need not be given. Each committee shall keep a record of its proceedings.

Each committee may meet and transact any and all business delegated to that committee by the Board of Directors by means of a conference telephone or similar communications equipment provided that all persons participating in the meeting are able to hear and communicate with each other. Participation in a meeting by means of conference telephone or similar communication shall constitute presence in person at such meeting.

Section 3.                 Quorum and Manner of Acting. At each meeting of any committee the presence of a majority of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee; in the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present. Subject to the foregoing and other provisions of these Bylaws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business. Any determination made in writing and signed by all the members of such committee shall be as effective as if made by such committee at a meeting.

Section 4.                 Resignations. Any member of a committee may resign at any time by giving written notice of such resignation to the Board of Directors or the Chief Executive Officer of the Corporation. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or the Chief Executive Officer.

Section 5.                 Removal. Any member of any committee may be removed at any time by the affirmative vote of a majority of the whole Board of Directors with or without cause.

Section 6.                 Vacancies. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining members of such committee, though less than a quorum, shall continue to act until such vacancy is filled by the Board of Directors.

Section 7.                 Compensation. Committee members shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with reasonable expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE VI

Officers

Section 1.                 Officers. The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer and Treasurer and a Secretary, and may also include one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, each of whom shall be elected by the directors, and shall hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. None of the officers of the Corporation except the Chairman or any Vice Chairman of the Board need be directors. Any number of offices may be held by the same person.

Section 2.                 Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws, or, to the extent not so provided, as may be provided by resolution of the Board of Directors or, as to all other officers as may be assigned by the Chief Executive Officer.

Section 3.                 Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chief Executive Officer, the President, a Vice President or the Secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

Section 4.                 Removal. Any officer may be removed at any time, either with or without cause, by the vote of a majority of all the directors then in office.

Section 5.                 Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular election or appointment to such office.

Section 6.                 Chief Executive Officer. Subject to the direction of the Board of Directors, the Chief Executive Officer shall supervise and direct the daily management of the business, affairs and property of the Corporation. In the absence or disability of the Chief Executive Officer, or if there be none, the Chairman of the Board shall preside at all meetings of the stockholders. The Chief Executive Officer shall be charged with seeing that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may sign, with any other officer thereunto duly authorized, certificates of stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements, and other instruments. From time to time he or she shall report to the Board of Directors all matters within his or her knowledge which the interests of the Corporation may require to be brought to the Board of Directors’ attention. The Chief Executive Officer shall also perform such other duties as are assigned by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors.

Section 7.                 President. The President, if there be one, shall perform such duties as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer. The President may sign, with any other officer thereunto duly authorized, certificates of stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements, and other instruments.

Section 8.                 Vice President. In the absence or disability of the Chief Executive Officer and President, the Vice President, or if there be more than one, the Vice Presidents in the order of priority determined by the Board of Directors, shall perform all the duties of the Chief Executive Officer or President and, when so acting, shall have all the powers of and be subject to all restrictions upon the Chief Executive Officer or President, as the case may be. Any Vice President may also sign, with any other officer thereunto duly authorized, certificates of stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, agreements and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. Each Vice President shall perform such other duties as are assigned by these Bylaws or as from time may be assigned by the Board of Directors, the Chief Executive Officer or the President.

Section 9.                 Secretary. The Secretary shall: (i) record all the proceedings of the meetings of the stockholders, the Board of Directors, and all committees of the Board of Directors in a book or books to be kept for that purpose; (ii) cause all notices to be duly given in accordance with the provisions of these Bylaws as required by statute; (iii) whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the chairman of such committee with a copy of such resolution; (iv) be custodian of the records and of the seal of the Corporation, and cause such seal to be affixed to all certificates representing capital stock of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized; (v) see that the lists, books, reports, statements, certificates and other documents and records required by statute are properly kept and filed; (vi) have charge of the stock record and stock transfer books of the Corporation, and exhibit such stock books at all reasonable times to such persons as are entitled by statute to have access thereto; (vii) sign (unless the Treasurer or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing capital stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and (viii) in general, perform all duties incident to the office of Secretary and such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

Section 10.              Assistant Secretaries. At the request of the Secretary or in his or her absence or disability, the Assistant Secretary designated by him or her (or in the absence of such designation, the Assistant Secretary designated by the Board of Directors or the President) shall perform all the duties of the Secretary, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the President, Chief Executive Officer or the Secretary.

Section 11.              Chief Financial Officer and Treasurer. The Chief Financial Officer and Treasurer shall: (i) have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation; (ii) cause the monies and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Article VIII, Section 2 of these Bylaws or to be otherwise dealt with in such manner as the Board of Directors may direct; (iii) cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation, and cause to be taken and preserved proper vouchers for all monies disbursed; (iv) render to the Board of Directors or the Chief Executive Officer, whenever required, a statement of the financial condition of the Corporation and of all his or her transactions as Chief Financial Officer and Treasurer; (v) cause to be kept at the Corporation’s principal office correct books of account of all its business and transactions and such duplicate books of account as he or she shall determine and upon application cause such books or duplicates thereof to be exhibited to any Director; (vi) be empowered, from time to time, to require from the officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation; (vii) sign (unless the Secretary or an Assistant Secretary or Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and (viii) in general, perform all duties incident to the office of Treasurer and such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer.

Section 12.              Assistant Treasurers. At the request of the Chief Financial Officer and Treasurer or in his or her absence or disability, the Assistant Treasurer designated by him or her (or in the absence of such designation, the Assistant Treasurer designated by the Board of Directors or the President) shall perform all the duties of the Chief Financial Officer and Treasurer, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Chief Financial Officer and Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer and Treasurer.

Section 13.              Salaries. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

ARTICLE VII

Certificates of Stock

Section 1.                 Stock Certificates. The shares of the Corporation shall be represented by certificates or shall be uncertificated. The certificates representing shares of capital stock shall be signed in the name of the Corporation by the Chief Executive Officer or the President or any Vice President, and by the Secretary, an Assistant Secretary, the Chief Financial Officer and Treasurer or an Assistant Treasurer (which signatures may be facsimiles) and sealed with the seal of the Corporation (which seal may be a facsimile). In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificates are issued, they may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were still such at the date of their issue.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by the DGCL or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2.                 Books of Account and Record of Stockholders. The books and records of the Corporation may be kept at such places, within or without the State of Delaware, as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or by the transfer agent or registrar, if any, designated by the Board of Directors. There shall be entered on the stock books of the Corporation the number of each certificate issued, the number of shares represented thereby, the name of the person to whom such certificate was issued and the date of issuance thereof.

Section 3.                 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and proper evidence of compliance of other conditions to rightful transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Upon receipt of proper transfer instructions and proper evidence of compliance of other conditions to rightful transfer from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and the issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not the Corporation shall have express or other notice thereof.

Section 4.                 Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more registrars and may further provide that no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars. Nothing herein shall be construed to prohibit the Corporation from acting as its own transfer agent or registrar.

Section 5.                 Lost, Stolen or Destroyed Certificates. The holder of any certificate representing any share or shares of the capital stock of the Corporation shall immediately notify the Corporation of any loss, theft, or destruction of such certificate. The Board of Directors may direct that a new certificate or certificates be issued in the place of any certificate or certificates theretofore issued by it which the owner thereof shall allege to have been lost, stolen or destroyed upon the furnishing to the Corporation of an affidavit to that effect by the person claiming that the certificate has been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its sole discretion, require such owner or his or her legal representatives to give to the Corporation and its transfer agent(s) and registrar(s) a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board of Directors in it absolute discretion shall determine, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, or the issuance of a new certificate.

Section 6.                 Stockholder’s Right of Inspection. Any stockholder of record of the Corporation, in person or by attorney or other agent, shall,  in accordance with and subject to the requirements of Section 220 of the DGCL, upon written demand, made under oath and stating the purpose or purposes thereof, have the right, during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorized the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

ARTICLE VIII

Deposit of Corporate Funds

Section 1.                 Borrowing. No loans or advances shall be obtained or contracted for, by or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances.

Section 2.                 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized to do so by the Board of Directors.

Section 3.                 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, and all negotiable and non-negotiable notes or other negotiable or non-negotiable evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

ARTICLE IX

Record Dates

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

ARTICLE X

Dividends

Subject to any agreement to which the Corporation is a party or by which it is bound, the Board of Directors may declare to be payable, in cash, in other property or in stock of the Corporation of any class or series, such dividends in respect of outstanding stock of the Corporation of any class or series as the Board of Directors may at any time deem to be advisable. Before declaring any such dividend, the Board of Directors may cause to be set aside any funds or other property or assets of the Corporation legally available for the payment of dividends.

ARTICLE XI

Fiscal Year

The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

ARTICLE XII

Indemnification

Section 1.                 Proceedings Other Than by or in the Right of the Corporation. Subject to the other provisions of this Article XII, any person (and the spouses, heirs, executors, administrators and estate of such person) who was or is made a party or is threatened to be made a party to or is otherwise involved in any Proceeding (as defined in Section 19 of this Article XII), other than an action by or in the right of the Corporation, by reason of the fact that such person, or another person of whom such person is the legal representative, is or was serving in an Official Capacity (as defined in Section 19 of this Article XII) for the Corporation, or, while serving in an Official Capacity for the Corporation, is or was serving, at the request of, for the convenience of, or to represent the interests of, the Corporation, in an Official Capacity for another corporation, limited liability company, partnership, joint venture, trust, association, or other entity or enterprise, whether for profit or not-for profit, including any subsidiaries of the Corporation, and any employee benefit plans maintained or sponsored by the Corporation (an “Other Enterprise”), whether the basis of such Proceeding is an alleged action in an Official Capacity or in any other capacity while serving in an Official Capacity, or is an employee of the Corporation specifically designated by the Board as an indemnified employee (hereinafter, each of the foregoing persons, a “Covered Person”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL (as the same exists or may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against any and all Expenses (as defined in Section 19 of this Article XII) actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 2.                 Proceedings by or in the Right of the Corporation.  Subject to the other provisions of this Article XII, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL (as the same exists now or as it may be hereinafter amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any Covered Person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, a Proceeding by or in the right of the Corporation against Expenses actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person, or another person of whom such person is the legal representative, shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 3.                 Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article XII, to the extent that a Covered Person has been successful on the merits or otherwise in defense of any Proceeding described in Section 1 or Section 2 of this Article XII, or in defense of any claim, issue or matter therein, such person shall be indemnified against Expenses (as defined in Section 19 of this Article XII) actually and reasonably incurred by such person in connection therewith, notwithstanding an earlier determination by the Corporation (including by its directors, stockholders or any Independent Counsel) that the Covered Person is not entitled to indemnification under applicable law. For purposes of these Bylaws, the term “successful on the merits or otherwise” shall include, but not be limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any Proceeding against the Covered Person without any express finding of liability or guilt against the Covered Person, (ii) the expiration of one-hundred twenty (120) days after the making of any claim or threat of a Proceeding without the institution of the same and without any promise or payment made to induce a settlement, and (iii) the settlement of any Proceeding pursuant to which the Covered Person is required to pay less than $100,000.

Section 4.                 Indemnification of Others.  Subject to the other provisions of this Article XII, the Corporation shall have the power to indemnify its employees and its agents to the extent not prohibited by the DGCL or other applicable law. Subject to applicable law, the Board shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the Board determines.

Section 5.                 Right to Advancement. Expenses incurred by a Covered Person in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding.  Such advances shall be paid by the Corporation within ten (10) calendar days after the receipt by the Corporation of a statement or statements from the Covered Person requesting such advance or advances from time to time together with a reasonable accounting of such Expenses; provided, however, that, if the DGCL so requires, the payment of such Expenses incurred by a Covered Person in his or her capacity as a director, officer, employee or representative in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking in writing, by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such Covered Person is not entitled to be indemnified under this Article XII or otherwise.  The Covered Person’s undertaking to repay the Corporation any amounts advanced for Expenses shall not be required to be secured and shall not bear interest.

(a)                  Except as otherwise provided in the DGCL or this Section 5, the Corporation shall not impose on the Covered Person additional conditions to the advancement of Expenses or require from the Covered Person additional undertakings regarding repayment.  Advancements of Expenses shall be made without regard to the Covered Person’s ability to repay the Expenses.

(b)                  Advancements of Expenses pursuant to this Section 5 shall not require approval of the Board or the stockholders of the Corporation, or of any other person or body. The Secretary shall promptly advise the Board in writing of the request for advancement of Expenses, of the amount and other details of the request and of the undertaking to make repayment provided pursuant to this Section 5.

(c)                  Advancements of Expenses to a Covered Person shall include any and all reasonable expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advancements claimed.

(d)                 The right to advancement of Expenses shall not apply to (i) any Proceeding against a Covered Person brought by the Corporation and approved by resolution adopted by the affirmative vote of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption) which alleges willful misappropriation of corporate assets by such agent, wrongful disclosure of confidential information, or any other willful and deliberate breach in bad faith of such agent’s duty to the Corporation or its stockholders, or (ii) any claim for which indemnification is excluded pursuant to these Bylaws, but shall apply to any Proceeding referenced in Section 6(c) or Section 6(d) of this Article XII prior to a determination that the person is not entitled to be indemnified by the Corporation.

Section 6.                 Limitations on Indemnification.  Except as otherwise required by the DGCL or the Certificate of Incorporation, the Corporation shall not be obligated to indemnify any person pursuant to this Article XII in connection with any Proceeding (or any part of any Proceeding):

(a)                   for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b)                 for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(c)                  for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the Exchange Act, including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or the rules of any national securities exchange upon which the Corporation’s securities are listed, if such person is held liable therefor (including pursuant to any settlement arrangements);

(d)                 for any reimbursement of the Corporation by such person of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act, if such person is held liable therefor (including pursuant to any settlement arrangements);

(e)                  initiated by such person against the Corporation or its directors, officers, employees, agents or other Covered Persons, unless (i) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) otherwise made under Section 5 of this Article XII or (iv) otherwise required by applicable law; or

(f)                   if prohibited by applicable law.

Section 7.                 Procedure for Indemnification; Determination.

(a)                  To obtain indemnification under this Article XII, a Covered Person shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the Covered Person and is reasonably necessary to determine whether and to what extent the Covered Person is entitled to indemnification.

(b)                  Upon written request by a Covered Person for indemnification, a determination (the “Determination”), if required by applicable law, with respect to the Covered Person’s entitlement thereto shall be made as follows: (i) by the Board of Directors by majority vote of a quorum consisting of Disinterested Directors (as defined in this Article XII, Section 19), (ii) if such a quorum of Disinterested Directors cannot be obtained, by majority vote of a committee duly designated by the Board (all directors, whether or not Disinterested Directors, may participate in such designation) consisting solely of two or more Disinterested Directors, (iii) if such a committee cannot be designated, by any Independent Counsel (as defined in this Article XII, Section 19) selected by the Board, as prescribed in clause (i) above or by the committee of the Board prescribed in clause (ii) above, in a written opinion to the Board, a copy of which shall be delivered to the Covered Person; or if a quorum of the Board cannot be obtained for clause (i) above and the committee cannot be designated under clause (ii) above, selected by majority vote of the Board (in which directors who are parties may participate); or (iv) if such Independent Counsel determination cannot be obtained, by majority vote of a quorum of stockholders consisting of stockholders who are not parties to such Proceeding, or if no such quorum is obtainable, by a majority vote of stockholders who are not parties to the Proceeding.

(c)                   If, in regard to any Expenses (i) the Covered Person shall be entitled to indemnification pursuant to Article XII, Section 3, (ii) no determination with respect to the Covered Person’s entitlement is legally required as a condition to indemnification of the Covered Person hereunder, or (iii) the Covered Person has been determined pursuant to Article XII, Section 7(b) to be entitled to indemnification hereunder, then payments of the Expenses shall be made as soon as practicable but in any event no later than thirty (30) calendar days after the later of (A) the date on which written demand is presented to the Corporation pursuant to Article XII, Section 7(a) or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) of this Section 7(c) is satisfied.

(d)                 If (i) the Corporation (including by its Disinterested Directors, Independent Counsel or stockholders) determines that the Covered Person is not entitled to be indemnified in whole or in part under applicable law, (y) any amount of Expenses is not paid in full by the Corporation according to Article XII, Section 7(c) after the Determination is made pursuant to Article XII, Section 7(b) that the Indemnitee is entitled to be indemnified, or (z) any amount of any requested advancement of Expenses is not paid in full by the Corporation according to Article XII, Section 5 above after a request and an undertaking pursuant to Article XII, Section 5 above have been received by the Corporation, in each case, the Covered Person shall have the right to commence litigation in any court of competent jurisdiction, either challenging any such Determination, which shall not be binding, or any aspect thereof (including the legal or factual bases therefor), seeking to recover the unpaid amount of Expenses and otherwise to enforce the Corporation’s obligations under these Bylaws and, if successful in whole or in part, the Covered Person shall be entitled to be paid also any and all Expenses incurred in connection with prosecuting such claim. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proof and the burden of persuasion, to establish by clear and convincing evidence, that the Covered Person is not entitled to either (i) the requested indemnification or, (ii) except where the required undertaking, if any, has not been tendered to the Corporation, the requested advancement of Expenses. If the Covered Person commences legal proceedings in a court of competent jurisdiction to secure a determination that the Covered Person should be indemnified under applicable law, any such judicial proceeding shall be conducted in all respects as a de novo trial, on the merits, the Covered Person shall continue to be entitled to receive Expense advancements, and the Covered Person shall not be required to reimburse the Corporation for any Expenses advanced, unless and until a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Covered Person is not entitled to be so indemnified under applicable law. Neither the failure of the Corporation (including its Disinterested Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the Covered Person is proper in the circumstances because he or she has met the applicable standard of conduct set forth under the DGCL or other applicable law, nor an actual determination by the Corporation (including its Disinterested Directors, Independent Counsel or stockholders) that the Covered Person has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Covered Person has not met the applicable standard of conduct.

(e)                  The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(f)                   Notwithstanding anything contained herein to the contrary, if a Determination shall have been made pursuant to Article XII, Section 7(b) above that the Covered Person is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Article XII, Section 7(d) above.

(g)                 The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Article XII, Section 7(d) above that the procedures and presumptions of these Bylaws are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of these Bylaws.

Section 8.            Procedures For The Determination of Whether Standards Have Been Satisfied.

(a)                  All costs incurred by the Corporation in making the Determination shall be borne solely by the Corporation, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determinations. The Corporation shall also be solely responsible for paying all costs incurred by it in defending any suits or Proceedings challenging payments by the Corporation to a Covered Person under these Bylaws.

(b)                  The Corporation shall use its best efforts to make the Determination contemplated by this Article XII, Section 7(b) hereof as promptly as is reasonably practicable under the circumstances.

Section 9.                 Non-Exclusivity of Rights. The right to indemnification and the advancement of Expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article XII shall not be deemed exclusive of any other rights to which any Covered Person seeking indemnification or advancement of Expenses may be entitled to under any law (common law or statutory law), provision of the Certificate of Incorporation, bylaw, agreement, insurance policy, vote of stockholders or Disinterested Directors or otherwise, both as to action in such person’s Official Capacity and as to action in another capacity while holding such office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the spouses, heirs, executors and administrators of such a person.  The Corporation is specifically authorized to enter into an agreement with any of its directors, officers, employees or agents providing for indemnification and advancement of Expenses that may change, enhance, qualify or limit any right to indemnification or the advancement of Expenses provided by this Article XII, to the fullest extent not prohibited by the DGCL or other applicable law.

Section 10.              Continuation of Rights. The rights of indemnification and advancement of Expenses provided in this Article XII shall continue as to any person who has ceased to serve in an Official Capacity and shall inure to the benefit of his or her spouses, heirs, executors, administrators and estates.

Section 11.              Contract Rights. Without the necessity of entering into an express contract with any Covered Person, the obligations of the Corporation to indemnify a Covered Person under this Article XII, including the duty to advance Expenses, shall be considered a contract right between the Corporation and such individual and shall be effective to the same extent and as if provided for in a contract between the Corporation and the Covered Person. Such contract right shall be deemed to vest at the commencement of such Covered Person’s service to or at the request of the Corporation, and no amendment, modification or repeal of this Article XII shall affect, to the detriment of the Covered Person and such Covered Person’s heirs, executors, administrators and estate, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

Section 12.              Subrogation. In the event of payment of indemnification to a Covered Person, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

Section 13.              No Duplication of Payments. The Corporation shall not be liable under this Article XII to make any payment in connection with any claim made against a Covered Person to the extent such person has otherwise received payment (under any insurance policy, bylaw, agreement or otherwise) of the amounts otherwise payable as indemnity hereunder.

Section 14.              Insurance and Funding.

(a)                  The Corporation shall purchase and maintain insurance, at its expense, to protect itself and any person against any liability or expense asserted against or incurred by such person in connection with any Proceeding, to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article XII or the DGCL or otherwise; provided that such insurance is available on acceptable terms, which determination shall be made by resolution adopted by a majority of the Full Board. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect the indemnification provided herein.

(b)                 Any full or partial payment by an insurance company under any insurance policy covering any Covered Person indemnified above made to or on behalf of a Covered Person under this Article XII shall relieve the Corporation of its liability for indemnification provided for under this Article XII or otherwise to the extent of such payment.

(c)                  In the absence of fraud, (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 14 and the choice of the person to provide the insurance or other financial arrangement is conclusive, and (ii) the insurance or other financial arrangement does not subject any director approving it to personal liability for his or her action in approving the insurance or other financial arrangement; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 15.              Severability. If this Article XII or any word, clause, provision or other portion hereof or any award made hereunder shall for any reason be determined to be invalid on any ground by any court of competent jurisdiction, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect, and the Corporation shall nevertheless indemnify and hold harmless each Covered Person indemnified pursuant to this Article XII as to all Expenses with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Article XII that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 16.              No Imputation.  The knowledge and/or actions, or failure to act, of any officer, director, employee or representative of the Corporation, an Other Enterprise or any other person shall not be imputed to a Covered Person for purposes of determining the right to indemnification under this Article XII.

Section 17.              Reliance.  Persons who after the date of the adoption of this Article XII or any amendment thereto serve or continue to serve the Corporation in an Official Capacity or who, while serving in an Official Capacity, serve or continue to serve in an Official Capacity for an Other Enterprise, shall be conclusively presumed to have relied on the rights to indemnification and advancement of Expenses contained in this Article XII.

Section 18.              Notices. Any notice, request or other communication required or permitted to be given to the Corporation under this Article XII shall be in writing and either delivered in person or sent by U.S. mail, overnight courier or by e-mail or other electronic transmission, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

Section 19.              Certain Definitions.

(a)                  The term “Corporation” shall include, in addition to Support.com, Inc. and, in the event of a consolidation or merger involving the Corporation, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of an Other Enterprise, shall stand in the same position under the provisions of this Article XII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(b)                  The term “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the Covered Person.

(c)                  The term “Expenses” shall be broadly construed and shall include all direct and indirect losses, liabilities, damages, expenses, including fees and expenses of attorneys, fees and expenses of accountants, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, printing and binding costs, telephone charges, delivery service fees, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents),  judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes assessed on a person with respect to an employee benefit plan, and amounts paid or payable in connection with any judgment, award or settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any indemnification or expense advancement payments, and all other disbursements or expenses incurred in connection with (i) the investigation, preparation, prosecution, defense, mediation, arbitration, appeal or settlement of a Proceeding, (ii) serving as an actual or prospective witness, or preparing to be a witness in a Proceeding, or other participation in, or other preparation for, any Proceeding, (iii) any compulsory interviews or depositions related to a Proceeding, (iv) any non-compulsory interviews or depositions related to a Proceeding, subject to the person receiving advance written approval by the Corporation to participate in such interviews or depositions, and (v) responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses shall also include any federal, state, local and foreign taxes imposed on such person as a result of the actual or deemed receipt of any payments under this Article XII.

(d)                 The term “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporate law and neither currently is, nor in the five (5) years previous to its selection has been, retained to represent (i) the Corporation or the Covered Person in any matter material to either such party (other than with respect to matters concerning the Covered Person under this Article XII or of other indemnitees concerning similar indemnification arrangements or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Covered Person in an action to determine the Covered Person’s rights under this Article XII.

(e)                  The term “not opposed to the best interest of the Corporation,” when used in the context of a Covered Person’s service with respect to employee benefit plans maintained or sponsored by the Corporation, describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

(f)                   The term “Official Capacity” shall mean (i) service as a director or officer of the Corporation or (ii) while serving as a director or officer of the Corporation, service, at the request of the Corporation, as an officer, director, manager, member, partner, tax matters partner, employee, agent, fiduciary, trustee or other representative of the Corporation or an Other Enterprise.

(g)                 The term “Proceeding” shall be broadly construed and shall include any threatened, pending or completed action, suit, investigation (including any internal investigation), inquiry, hearing, mediation, arbitration, other alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative,  regulatory, arbitrative, legislative, investigative or otherwise and whether formal or informal, or any appeal of any kind therefrom, including an action initiated by a Covered Person to enforce a Covered Person’s rights to indemnification or advancement of Expenses under these Bylaws, and whether instituted by or in the right of the Corporation, a governmental agency, the Board of Directors of the Corporation, any authorized committee thereof, a class of its security holders or any other party, and whether made pursuant to federal, state or other law, or any inquiry, hearing or investigation (including any internal investigation), whether formal or informal, whether instituted by or in the right of the Corporation, a governmental agency, the Board, any committee thereof, a class of its security holders, or any other party that the Covered Person believes might lead to the institution of any such proceeding.

(h)                 The term “serving at the request of the Corporation” shall include any service by an officer or director of the Corporation to the Corporation or an Other Enterprise, including any service as an officer, director, manager, member, partner, tax matters partner, employee, agent, fiduciary, trustee or other representative of the Corporation or an Other Enterprise, including service relating to an employee benefit plan and its participants or beneficiaries, at the request of, for the convenience of, or to represent the interests of, the Corporation or any subsidiary of the Corporation. For the purposes of these Bylaws, a director’s or officer’s service to the Corporation or an Other Enterprise shall be presumed to be “serving at the request of the Corporation,” unless it is conclusively determined to the contrary by a majority vote of the directors of the Corporation, excluding, if applicable, such director. With respect to such determination, it shall not be necessary for the Covered Person to show any actual or prior request by the Corporation or its Board of Directors for such service to the Corporation or such Other Enterprise.

Section 20.              Intent of Article. The intent of this Article XII is to provide for indemnification to the fullest extent permitted by Section 145 of the DGCL. To the extent that such Section or any successor Section may be amended or supplemented from time to time, this Article XII shall be amended automatically and construed so as to permit indemnification to the fullest extent from time to time permitted by law. Neither an amendment nor repeal of this Article XII, nor the adoption of any provision of these Bylaws inconsistent with this Article XII, shall eliminate or reduce the effect of this Article XII in respect of any matter occurring, or action or proceeding accruing or arising or that, but for this Article XII, would accrue or arise, prior to such amendment repeal or adoption of any inconsistent provision.

ARTICLE XIII

Corporate Seal

The Corporate Seal shall be circular in form and shall bear the name of the Corporation and the words and figures denoting its organization under the laws of the State of Delaware and year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE XIV

Amendments

The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation, provided, however, that, pursuant to Article VIII of the Certificate of Incorporation, any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of at least sixty-six and two-thirds percent (66 2/3%) of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have the power to adopt, amend or repeal these Bylaws, provided, however, that, pursuant to Article VIII of the Certificate of Incorporation, in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholders of any provisions of these Bylaws.